Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-108995, 333-51213 and 333-208412 on Form S-8 of our report dated September 22, 2021 appearing in this Annual Report on Form 11-K of the Procter & Gamble Holding France SAS Group Profit Sharing, Incentive and Employer Contribution Plan (France) for the year ended June 30, 2021.

Deloitte & Associés

/s/Deloitte & Associés

Paris-La Défense, France
September 22, 2021